As filed with the Securities and Exchange Commission on March 26, 2001

                                                               Registration No.:

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                            eLEC COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

               New York                                 13-2511270
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                                 543 Main Street
                          New Rochelle, New York 10801
                                 (914) 632-8005
               (Address, including zip code, and telephone number,
        including area code of Registrant's principal executive offices)

                                  Paul H. Riss
                             Chief Executive Officer
                            eLEC Communications Corp.
                              543 Main Street
                          New Rochelle, New York 10801
                                 (914) 632-8005
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                    Copy To:

                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100

               Approximate   date  of  commencement  of  proposed  sale  of  the
securities to the public: As soon as possible after this Registration Statement becomes effective.

               If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X ]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                            -------------------------

                         Calculation Of Registration Fee

                                                               Proposed            Proposed
                                                               Maximum             Maximum
                                                               Offering            Aggregate
       Title of Each Class of              Amount to           Price Per           Offering        Amount of
       Securities to be Registered        be Registered         Share*              Price*     Registration Fee
       ---------------------------        -------------         ------              ------     ----------------
Common Stock, $.10 par value             1,771,000 shares       $0.641          $1,135,211      $283.80

-------------

* Calculated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee (based on the closing price per share of the Registrant's common stock as reported on the Nasdaq Small Cap market on March 20, 2001.)


               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
----------

                                1,771,000 Shares

                            eLEC COMMUNICATIONS CORP.

                                  Common Stock
                           (Par value $.10 Per Share)
                              ---------------------


               The shareholders listed in this prospectus are offering and selling up to 1,771,000 shares of common stock of eLEC Communications Corp. We will not receive any proceeds from such sale.

               Our common stock is listed on the Nasdaq Small Cap market under the symbol "ELEC." The last reported bid price for the common stock on March 20, 2001, was $0.625 per share. The last reported ask price for the common stock on such date was $0.656 per share.

               The selling shareholders may offer their shares of common stock through public or private transactions in the over-the-counter markets, on or off the United States exchanges, at prevailing market prices or at privately negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders.

                              ---------------------

               See "Risk Factors" at page 3 of this prospectus for a discussion of certain material factors which you should consider before investing in the common stock offered by this prospectus.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                              ---------------------


                The date of this Prospectus is ___________, 2001.

               This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We are not offering to sell or buy the common stock offered in this document to any person unauthorized or prohibited to do so. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


                       WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the offering of the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of such public reference room. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the SEC's web site at http://www.sec.gov.


                           INCORPORATION BY REFERENCE

               The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended November 30, 2000 and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

               You may request a copy of these filings (excluding exhibits to such filings that we have not specifically incorporated by reference in such filings), at no cost, by writing or telephoning us at the following address:

                            eLEC Communications Corp.
                            543 Main Street
                            New Rochelle, New York 10801
                            Attn: Mr. Paul H. Riss, Chief Executive Officer
                            (914) 632-8005

               This prospectus contains "forward-looking statements" that can be identified by the use of forward-looking terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative thereof or other variations thereon, or by discussions of strategy that involve risks and uncertainties. Management wishes to caution the reader of the forward-looking statements regarding matters that are not historical facts, that these statements are only estimates or predictions. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of risks we face, and actual events may differ from the assumptions underlying statements that have been made regarding anticipated events. All written and oral forward-looking statements made in this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. See "Risk Factors."


                                ABOUT THE COMPANY
Overview

               eLEC Communications Corp. is a full service telecommunications company that focuses on developing integrated telephone service in the emerging competitive local exchange carrier industry. We offer an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, calling cards, paging, Internet access, dedicated access, high-speed access via Digital Subscriber Lines ("DSL"), Web site design, Web site hosting, and other enhanced and value-added telecommunications services tailored to meet the needs of our customers and the growing marketplace demand from small- and medium-sized businesses for reliability and speed.


Executive Offices

               We were incorporated under the laws of the State of New York on July 22, 1964 under the name Sirco Products Co. Inc. Our executive offices are located at 543 Main Street, New Rochelle, New York 10801, and our telephone number at that address is (914) 632-8005.

               We maintain a website at http://www.elec.net. Information in that website is not part of this prospectus.

                                  RISK FACTORS

               The purchase of our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in such stock.

We Have a Limited Operating History

               Although our company began operations in 1964, the telecommunications business is new to us. We commenced our telecommunications operations with the acquisition of Essex Communications, Inc. ("Essex") in February 1998, and recently sold our luggage division assets to third parties. This division was losing money, but it represented a significant portion of our revenues. Accordingly, we have a limited operating history upon which you may evaluate us, and we are dependent solely on our telecommunications and retail divisions and the proceeds of additional financings to fund our operations. We face all of the risks common to companies in their early stage of development in an emerging industry, including:

               o    undercapitalization;

               o    cash shortages;

               o    unanticipated capital expenditures;

               o    an unproven business model;

               o    difficulties in managing rapid growth; and

               o    lack  of  sufficient   customers,   revenue,  cash  flow  or
                    profitability to be self-sustaining.

               In addition, since we are in a new business, we have limited experience in providing some of the products and services we currently offer, including local and long distance telephone service, Internet access, web development and hosting services, and electronic commerce solutions. Our failure to address any of the risks described above could have a material adverse effect on our business, financial condition and results of operations and on the price of our common stock.

We Anticipate Continued Losses

               We have not been profitable since fiscal 1996. We may not become profitable again or, if we become profitable, we may be unable to sustain profitability. We reported net losses of approximately $5,374,000, $7,506,000 and $4,977,000 for the fiscal years ended November 30, 2000, 1999 and 1998, respectively, of which net income/(losses) of approximately $977,000, ($3,943,000) and ($2,772,000), respectively, were attributable to our discontinued luggage division, and net losses of approximately $606,000, $1,662,000 and $1,423,000 for the fiscal years ended November 30, 2000, 1999 and 1998, respectively, were attributable to our ownership interest in Access One Communications, Inc. ("Access One"), a Florida-based competitive local exchange carrier ("CLEC"), and Riderpoint, Inc., an Internet-based comparative insurance rater, in which we had ownership interests. We expect to continue to incur losses until we can develop our telecommunications business to a level where it generates sufficient revenues to cover operating expenses. The limited operating history of our telecommunications division makes predicting our future operating results difficult. There can be no assurance that our future revenues will ever be significant or that our operations will ever be profitable.

We Have an Unproven Business Model

               Our business strategy is unproven and we do not know whether our business model and strategy will be successful. We intend to lease virtually all of our telecommunications facilities (such as switches, local loops and other telecommunications equipment) and to focus on selling directly to small- and medium-sized businesses. In contrast, many of our competitors own their own facilities or are in the process of building or purchasing such facilities. To be successful, we must convince prospective customers to entrust their data and voice operations to a company without a long and proven track record. We cannot assure you that our services will be widely accepted. The prices we charge for services and products may be higher than those charged by our competitors. In addition, the prices of communications services and products have fallen historically, and we expect them to continue to fall. We may be required to reduce prices periodically to respond to competition and to generate adequate sales volume. The failure to achieve or sustain adequate pricing levels or to achieve or sustain a profitable business would have a material adverse effect on our business, financial condition and results of operations and on the price of our common stock.

We Have a Need for Additional Financing

               Due to our recent losses and our additional requirements for working capital to establish and grow our telecommunications and retail businesses, over the past two fiscal years we have sold additional shares of capital stock to fund our working capital needs. We expect that we will continue to sell our capital stock, incur additional indebtedness or sell marketable securities we currently own to fund the anticipated growth of our telecommunications business and implement our business objectives. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be available on terms we find acceptable. If we cannot obtain additional funds when needed, we may be forced to curtail or cease our activities, which may result in the loss of all or a substantial portion of your investment.

Disappointing Quarterly Revenue or Operating Results Could
Cause the Price of Our Common Stock to Fall

               Our quarterly revenue and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. If our quarterly revenue or operating results fall below the expectations of investors or security analysts, the price of our common stock could fall substantially. Our quarterly revenue and operating results may fluctuate as a result of a variety of factors, many of which are outside our control, including:

               o amount and timing of expenditures relating to the rollout of our infrastructure and services;

               o ability to obtain and the timing of necessary regulatory approvals;

               o rate at which we are able to attract customers within our target markets and our ability to retain these customers at sufficient aggregate revenue levels;

               o    ability to deploy our network on a timely basis;

               o    availability of financing to continue our expansion;

               o    technical difficulties or network downtime;

               o availability of incumbent carrier's network elements for the establishment of our own full service platform and timing of the implementation of the unbundled network elements platform service offering by each incumbent carrier; and

               o    introduction   of  new  services  or   technologies  by  our
                    competitors and resulting pressures on the pricing of our service.


The Failure of Our Customers to Pay Their Bills on a
Timely Basis Could Adversely Affect Our Cash Flow

               Our target customers consist of small- and medium-sized businesses. We anticipate having to bill and collect numerous relatively small customer accounts. We may experience difficulty in collecting amounts due on a timely basis. Our failure to collect accounts receivable owed to us by our customers on a timely basis could have a material adverse effect on our business, financial condition, results of operations and cash flow.

Risks Associated with Telecommunications Division.

               In the fourth quarter of fiscal 1997, our Board of Directors decided to diversify our business by expanding into the telecommunications industry. Since October 1997, we have made several investments in Access One, a CLEC based in Florida that has subsequently been acquired by Talk.com Inc. In February 1998, we acquired Essex, a newly-formed CLEC; in August 1998, we acquired WebQuill Internet Services, LLC to add an Internet service provider; in January 2000, we acquired Telecarrier Services, Inc., a CLEC based in New
Jersey; and in October 2000, we acquired Line One Inc., a telemarketing firm with significant experience selling telecommunications services and products. Our strategy of expanding our telecommunications businesses and focusing most of our resources on this segment involves significant risks, including, but not limited to, the factors set forth below.

               Short Operating History; Net Losses. Since its inception, our telecommunications business has focused on the development of a customer base authorizations to operate as a local telephone service carrier in 32 of the 48 states to which we have applied for licensing. We anticipate obtaining the proper authorizations in the 48 continental states. At this point in time, however, we have only been actively selling services under the unbundled network elements platform (UNE-P) in nine states. Consequently, in fiscal 1998, 1999 and 2000, our telecommunications division incurred operating losses of approximately $2,117,000, $3,619,000 and $6,364,000 respectively. Furthermore, we anticipate our monthly telecommunications losses to continue as we build the internal infrastructure we need to support our planned growth. We began marketing our telecommunications products in May 1998 and at February 28, 2001 had approximately 42,000 local access lines. Because of our limited operating history, we cannot accurately predict if we will be able to compete successfully in the telecommunications business. Accordingly, you should consider the likelihood of the success of our telecommunication division in view of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, the following:

               o    general expenses;

               o    unforeseeable complications and delays;

               o    implementation of marketing strategies and activities;

               o the uncertainty of market acceptance of new products and services;

               o    intense    competition   from   larger,   more   established
                    competitors; and

               o incurring additional net losses before establishing an adequate customer base.


               Raising Additional Capital. We anticipate that the continued expansion of our telecommunications business will require us to raise additional equity and/or debt during fiscal 2001. We cannot be certain, however, that we will be successful in raising sufficient debt or equity on terms that we consider acceptable. We may also be able to sell certain marketable securities we own to generate funds needed for operations. If we are unable to generate sufficient funds, we may be required to delay or abandon some of our expansion plans, which would have a material adverse effect on our growth and our ability to compete in the telecommunications industry.

               Risks of Acquisitions. We intend to develop and expand our telecommunications business. We may acquire additional telecommunications and related businesses to enter new markets. Among the risks associated with such strategy, which could materially adversely affect our business, financial condition, results of operations and profitability, are the following:

               o we may not be able to identify, acquire or profitably manage such additional businesses;

               o we may incur substantial costs, delays or other operational or financial problems in integrating acquired businesses;

               o    such   acquisitions   may  adversely  affect  our  operating
                    results;

               o    such acquisitions may divert management's attention;

               o    we may not be able to retain acquired key personnel;

               o we may encounter unanticipated events, circumstances or legal liabilities; and o the value of acquired intangible assets could decrease.


               Implementation and Suitable Resale Arrangements. Our development and expansion of our telecommunications business and our entry into new markets will depend on our ability to, among other things:

               o    lease or purchase suitable sites;

               o    obtain equipment on a timely basis;

               o negotiate suitable resale or interconnection arrangements with incumbent local exchange carriers, or "ILECs," on satisfactory terms and conditions;

               o    obtain  state  public   service   commission   approvals  of
                    interconnection agreements; and

               o    finance the expansion of the telecommunications business.


               Reliance on Availability and Functionality of Combinations of Unbundled Network Elements. Our business plan will depend to a significant extent on our ability to obtain access to elements of incumbent local telephone companies' networks. On November 5, 1999, the Federal Communications Commission ("FCC") released an order establishing that traditional incumbent local exchange carriers nationwide must offer to competitors, either individually or in a combined form, a series of unbundled network elements that comprise the most important features, facilities, functions and capabilities of an incumbent local carrier's network. The price at which such elements are offered must correspond to the forward-looking cost of providing these elements. In most instances, such prices are significantly lower than the wholesale rates we are able to buy services at under a resale agreement. When the network elements are offered in the combination known as the unbundled network element platform ("UNE-P"), these parts include the loop and switching elements needed to provide local telephone service to a customer. In providing local telephone service using UNE-P, we must rely on the availability of network elements from the incumbent local telephone carriers. The continued ability to obtain such network elements depends on FCC and state regulatory rulings. If the rules regarding UNE-P are modified or eliminated, our ability to provide local services to customers using UNE-P could be materially adversely affected. Changes in the cost of the network elements that comprise UNE-P also could adversely affect the viability of using UNE-P to provide local service and could adversely affect our revenues and profitability.

               Dependence on Key Personnel and Consultants. A small number of key management and operating employees and consultants manage our telecommunications business. Our loss of such employees or consultants or their failure to work effectively as a team could materially adversely impact our telecommunications business. Competition for qualified executives in the telecommunications and data communication industries is intense and there are a limited number of persons with applicable experience. We believe that our future success in the telecommunications business significantly depends on our ability to attract and retain highly skilled and qualified telecommunications personnel.

               Reliance on Others. To limit our capital expenditures and support staff, we rely extensively on third parties. We lease our local exchange network and our long distance network. As a result, we depend entirely on incumbent carriers for the transmission of customer telephone calls. Under the Telecommunications Act of 1996, we may purchase local exchange services from the incumbent local exchange carriers by entering into resale agreements with such carriers, or we may lease the required facilities from such carriers. The risk factors inherent in this approach include, but are not limited to, the following:

               o the inability to negotiate and renew favorable lease or resale agreements;

               o lack of timeliness of the ILEC in processing our orders for customers seeking to utilize our services;

               o dependence on the effectiveness of internal and external telemarketing services to attract new customers;

               o dependence on third-party contractors to install necessary equipment and wiring at our customers facilities; and

               o    dependence  on a  facilities-based  carrier to  provide  our
                    customers   with  repair   services  and  new   installation
                    services.


               Dependence on Billing System. The accurate and prompt billing of our customers is essential to our operations and future profitability. We utilize a proprietary system for billing, tracking and customer service. Our system is designed to provide us with a high degree of flexibility to handle custom rate plans that provide consumers discounts from the incumbent local carriers' rate plans in all 48 states in which we anticipate doing business. Although we believe our system is scalable to all states we enter, and that we will be able to invoice, track and service up to 500,000 access lines, the system currently supports only approximately 42,000 lines in nine states, and its ability to handle substantially more customers is not fully tested. This strategy exposes us to various risks that include, but are not limited to, the following:

               o the inability to adapt our billing system to process the number of customers we are targeting in our marketing plans;

               o the failure of our system to provide all of the billing services that we require; and

               o the possibility that we may not be able to react to technological changes that may be required to read usage tapes provided to us by the incumbent local exchange carriers.


               Competition. We may be competing for local telephone and Internet access services with ILECs, which currently dominate their local telecommunications markets, other CLECs and several other local exchange carriers. The following factors may, among others, prevent us from obtaining the share of the telecommunications market necessary to achieve profitable telecommunications operations:

               o    ILECs' long-standing relationships with their customers;

               o    the increase in business  combinations  and alliances in the
                    telecommunications   industry  may  create  significant  new
                    competitors;

               o the greater financial, personnel and other resources of existing and potential competitors; and

               o the ability of competitors with greater resources and capital to meet or undercut our proposed lower price structure.


               Rapid Technological Change. The telecommunications industry is subject to rapid and significant changes in technology. While we believe that these changes will not materially affect our ability to acquire necessary technologies, we cannot predict the effect of technological changes on our business.

               Regulation. Federal, state and local regulation may affect our telecommunications business. Since regulation of the telecommunications industry in general, and the CLEC industry in particular, is frequently changing, we cannot predict whether, when and to what extent new regulations will affect us. The following factors, among others, may adversely affect our business, financial condition and results of operations:

               o    delays in obtaining required regulatory approvals;

               o    new court decisions;

               o    the enactment of new adverse regulations; and

               o    the establishment of strict regulatory requirements.

Risks Associated with Retail Division.

               In August 1997, we began a retail operation known as Airline Ventures, Inc. ("AVI"), which sells travel products, uniforms and study guides via three retail stores and an E-commerce site primarily to professional airline crew members. We lease space from American Airlines for two of our stores, and from a Ramada Inn for a third store. The Ramada Inn provides lodging facilities to American Airlines employees when they are training at an American Airlines' training facility in Dallas. We plan to use our physical presence in the American Airlines' facilities and the Ramada Inn to build a trusted relationship with airline employees so they continuously make purchases from us at our stores and from our Internet shopping site. Our strategy includes, but is not limited to, the following risks:

               Short Operating History; Certain Net Losses. AVI has a limited history and has not always generated positive cash flow. In fiscal 1998, its first full year of operations, AVI incurred an operating loss of approximately $88,000. The operating losses were primarily attributable to expenses related to sales, marketing and building a management information infrastructure. For fiscal 1999 and 2000, AVI generated operating profits of approximately $57,000 and $13,000, respectively. Because of our limited operating history with AVI, we cannot accurately predict if AVI will be able to compete successfully as a specialty retailer or as an online retailer. Accordingly, you should consider the likelihood of AVI's success in view of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, the following:

               o    general expenses;

               o    unforeseeable complications and delays;

               o    implementation of marketing strategies and activities;

               o the uncertainty of market acceptance of new products and services;

               o    intense    competition   from   larger,   more   established
                    competitors; and

               o the occurrence of additional net losses before establishing an adequate customer base.


               Reliance on American Airlines. Our relationship with American Airlines is crucial to the successful operation of our retail business. We have written contracts or verbal agreements with American Airlines that allow us to perform several services for employees of American Airlines. The elimination of one or more of the following items could have a material impact on our operations:

               o agreement to lease retail space in American Airlines' facilities;

               o ability to sell products in pilots' and flight attendants' lounges;

               o ability to allow a crew member to buy products on a payroll-deduct program;

               o maintenance of a link between our E-commerce site and an internal site that is frequently used by American Airlines employees;

               o    ability to sell study guides and job-related necessities;

               o    agreement to sell pilot uniforms directly to pilots; and

               o    the ability to sell American Airlines' logo product.


               Dependence on Key Personnel and Consultants. A small number of key management and operating employees manage our specialty retail business. Our loss of such employees could materially adversely impact our business. We believe that our future success in this business will also depend on our ability to attract and retain additional key personnel who are also being sought by other businesses.

               Ability to Manage Growth. We plan to grow AVI's business by expanding our presence in a number of geographical locations and by promoting our E-commerce site in lounges that are used by pilots and flight attendants when they are waiting for their next flight. The continued growth of this division will depend on various factors, including, but not limited to, the following:

               o    our ability to lease additional stores within airports;

               o our ability to expand sales of products to airline employees of several airlines;

               o    enhancement  of  operational,   managerial,   financial  and
                    information systems;

               o our ability to find high quality, low cost sources to manufacture pilot uniforms;

               o    continued popularity of airline travel in the United States;
                    and

               o    our ability to manage and grow our retail Internet business.


               Competition. We compete with many other companies that are selling travel and job-related products to professional airline crew members. We have no significant market share in this business. The following factors may, among other things, prevent us from obtaining the share of the specialty retail market necessary for AVI to achieve profitable operations:

               o long-standing relationships our competitors have with their customers;

               o    long-standing   relationships   our  competitors  have  with
                    various airlines;

               o the greater financial, personnel and other resources of existing and potential competitors; and

               o the ability of competitors with greater resources and capital to meet or undercut our proposed price structure.

Dividend Policy

               Generally. We expect to retain earnings, if any, to finance the expansion and development of our business. Our Board of Directors will decide whether to make future cash dividend payments. Such decision will depend on, among other things, the following factors:

               o    our earnings;

               o    our capital requirements;

               o    our operating condition;

               o    our financial condition; and

               o our compliance with various financing covenants to which we are or may become a party.


               Limited Public Market and Possible Volatility of Stock Price. Although there is a public market for our common stock, the market for our common stock is thinly traded. The trading prices of our common stock could be subject to wide fluctuations in response to, among other events and factors, the following:

               o    variations in our operating results;

               o    sales  of  a  large   number  of  shares  by  our   existing
                    stockholders;

               o    announcements by us or others;

               o    developments affecting us or our competitors; and

               o    extreme price and volume fluctuations in the stock market.


Effect of Certain Charter Provisions.

               Authority of Board of Directors to Issue Preferred Stock. Pursuant to the terms of our charter, our Board of Directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series. Our Board of Directors may also determine the prices, rights, preferences, privileges and restrictions, including voting rights, of the shares within each series without any further shareholder vote or action. In June 1998, our Board of Directors authorized the issuance of up to 700 shares of Series A preferred stock, which shares were subsequently issued and have since been converted into shares of Common Stock. In February 1999, our Board of Directors approved the issuance of up to 1,300 shares of Series B preferred stock to prospective investors, of which 196 shares were subsequently issued and all but 16 shares have since been converted into shares of Common Stock. The rights of the holders of our outstanding or newly-issued preferred stock may adversely affect the rights of the holders of common stock. While the issuance of such preferred stock could facilitate possible acquisitions and other corporate activities, it could also impede a third party's ability to acquire control of our company.

               Limitation of Liability of Directors. Pursuant to the terms of our charter and to the extent New York law permits, we and our shareholders may not hold our directors personally liable for monetary damages in the event of a breach of fiduciary duty.

Anti-takeover Effects of New York Law.

               Certain anti-takeover provisions of New York law could delay or hinder a change of control of our company. While such provisions generally facilitate our Board of Directors' ability to maximize shareholder value, they may discourage takeovers that could be in the best interest of certain shareholders. Such provisions could adversely affect the market value of our stock in the future.


                                 USE OF PROCEEDS

               The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See "Selling Shareholders." All net proceeds from the sale of the common stock will go to the shareholders who offer and sell their shares. Accordingly, we will not receive any part of the proceeds from such sales of the common stock.


                              SELLING SHAREHOLDERS

               The selling shareholders have informed us that the name, address, maximum number of shares of common stock to be sold and total number of shares of common stock that each selling shareholder owns are as set forth in the following table. The selling shareholders may sell all or part of their shares of common stock pursuant to this prospectus. The offering of such shares of common stock is not being underwritten on a firm commitment basis. As a result, we cannot give you estimates as to the number and percentage of shares of common stock each selling shareholder will hold upon termination of this offering.

                                         No. of Shares of        Maximum No.        No. of Shares of      Percentage of
                                           Common Stock          of Shares of         Common Stock         Common Stock
                                        Beneficially Owned       Common Stock         to be Owned          to be Owned
                  Name and Address      Prior to Offering       to be Offered        After Offering     After Offering (%)(#)
                  ----------------      -----------------       -------------        --------------     ---------------------
ASU Inc.                                         50,000                50,000             --                    *
24 Professional Center Pkwy
Suite 140
San Rafael, CA 94903

Blue Water Trading                               44,000                44,000             --                    *
508 Solar Isle Drive
Ft. Lauderdale, FL 33301

Zina Hassel(b)                                   84,467                16,667           67,800                  *
53 Ivanhoe Dr.
Manalapan, NJ 07726

Hudson River Investments Inc.                   293,083               150,000(a)       143,083                  *
720 Fifth Ave., 9th Floor
New York, NY 10019

Kaufman Bros., L.P. (c)                         350,000               350,000(d)          --                    *
800 3rd Ave., 25th Floor
New York, NY 10022

Michael Klein(e)                                200,000                75,000          125,000                  *
395 South End St., Apt. 6L
New York, NY 10280

Michael Lagana(b)                               333,200                83,333          249,867                 1.7
26 Grandview Dr.
Holmdel, NJ 07733

Gregory Lagana(b)                                16,000                16,000             --                    *
26 Grandview Dr.
Holmdel, NJ 07733

Annette Lagana(b)                                16,000                16,000             --                    *
26 Grandview Dr.
Holmdel, NJ 07733

Barry F. Nathanson                              333,333               200,000(a)       133,333                  *
6 Shorecliff Place
Great Neck, NY 11023

RiderPoint, Inc.(f)                             300,000               300,000             --                    *
509 Westport Ave.
Norwalk, CT 06851

Telecom Software Solutions, Inc.                 20,000                20,000             --                    *
6355 Metrowest Blvd.
Orlando, FL 32835

Ross Weinberg(e)                                200,000                75,000          125,000                  *
111 Overlook Terrace
Roselyn Heights, NY 11577

                                         No. of Shares of        Maximum No.        No. of Shares of      Percentage of
                                           Common Stock          of Shares of         Common Stock         Common Stock
                                        Beneficially Owned       Common Stock         to be Owned          to be Owned
                  Name and Address      Prior to Offering       to be Offered        After Offering     After Offering (%)(#)
                  ----------------      -----------------       -------------        --------------     ---------------------

Andrew Worden                                   217,000               162,500(g)        54,500                  *
301 W. 57th St. #29C
New York, NY 10019


Andrew Worden Retirement Plan                    12,500                12,500(a)          --                    *
301 W. 57th St. #29C
New York, NY 10019

World Trade Partners Inc. (h)                   200,000               200,000(i)          --                    *
1 E. Broward Blvd., Suite 700
Ft. Lauderdale, FL 33301

-------------------
#        Based upon 14,942,421 shares outstanding at March 15, 2001.

*        Less than 1%.

(a) Of the shares beneficially owned and offered for sale, one half are issuable upon the exercise of warrants to purchase shares of our common stock at a purchase price of $3.00 per share, subject to adjustment.

(b) Shares were issued in conjunction with our acquisition of Telecarrier Services Inc. in January 2000. Since January 2000, Michael Lagana has been a Vice President of the Company. Zina Hassel was a Vice President of the Company from January 2000 to July 21, 2000.

(c) Kaufman Brothers, L.P. provides investment banking, financial advice and other consulting services to us pursuant to an agreement dated February 22, 2001.

(d) The shares beneficially owned are issuable upon the exercise of warrants to purchase shares of our common stock at a purchase price ranging from $1.63 to $2.50 per share, subject to adjustment.

(e) Shares were issued in conjunction with our acquisition of Line One,Inc. in October 2000. Messrs. Klein and Weinberg have been Vice Presidents of the Company since October 2000.

(f) RiderPoint, Inc. ("RiderPoint") acquired 300,000 shares of common stock from us in November 2000 in exchange for 600,000 shares of RiderPoint. As a result of this transaction and prior transactions, we owned approximately 37% of the outstanding equity of RiderPoint. Prior to our initial investment in RiderPoint in April 1999, Mr. Paul Riss, our Chief Executive Officer, was a member of the Board of Directors of RiderPoint from 1997 to February 3, 2001. We sold all of our equity holdings of RiderPoint on February 2, 2001 to CyberOpticLabs, Inc. ("Cyber"). Mr. Riss beneficially owns 90,000 shares of Cyber, which represents less than one percent of the total shares outstanding.

(g) Of the shares beneficially owned, 150,000 are issuable upon the exercise of warrants to purchase shares of our common stock at a purchase price of $3.00 per share, subject to adjustment.

(h) World Trade Partners, Inc. provides strategic business planning and other consulting services to us pursuant to an agreement dated November 2, 2000.

(i) The shares beneficially owned are issuable upon the exercise of warrants to purchase shares of our common stock at a purchase price ranging from $2.50 per share to $3.50 per share, in each case subject to adjustment.

                              PLAN OF DISTRIBUTION

               The selling shareholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following types of transactions:

         o     in the over-the-counter market;

         o on any stock exchange on which shares of common stock may be listed at the time of sale;

         o     in negotiated transactions; or

         o     in a combination of any of the above transactions.


               The selling shareholders may offer their shares of common stock at any of the following prices:

         o     fixed prices which may be changed;

         o     market prices prevailing at the time of sale;

         o     prices related to such prevailing market prices; or

         o     at negotiated prices.


               The selling shareholders may sell their shares of common stock by one or more of the following methods, without limitation:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o a broker or dealer may purchase as principal and resell for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between the selling shareholders and purchasers without a broker-dealer.


               In effecting sales, brokers or dealers that the selling shareholders engage may arrange for other brokers or dealers to participate. The selling shareholders may give such brokers or dealers commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.

               In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders and any broker-dealers acting in connection with the sale of shares of common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares of common stock as principals may be deemed underwriting compensation under the Securities Act.

               If and when a selling shareholder notifies us of that he or she has entered into a material arrangement with a broker-dealer for the sale of shares of common stock through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required pursuant to Rule 424(c) under the Securities Act, disclosing (1) the name of the selling shareholder and of the participating broker-dealer(s); (2) the number of shares of common stock involved; (3) the price at which such shares of common stock were sold; (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
(5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (6) other facts material to the transaction.

               The selling shareholders reserve the sole right to accept and, together with any agent of any selling shareholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

               We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

               Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock may not simultaneously engage in market-making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition, the selling shareholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7. Such provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders or any such other person. This may affect the marketability of the common stock and the brokers' and dealers' ability to engage in market-marking activities with respect to the common stock.

               We will pay substantially all of the expenses incident to the registration of the shares of common stock by filing the registration statement of which this prospectus is a part, estimated to be approximately $18,000.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

               Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.10 per share, and 1,000,000 shares of preferred stock, par value $.10 per share. As of March 15, 2001, 14,942,421 shares of common stock were issued and outstanding and 16 shares of Series B preferred stock were issued and outstanding. In addition, at such date, 4,355,381 shares of common stock were reserved for issuance upon the exercise of outstanding options and warrants and the conversion of the outstanding shares of Series B preferred stock.

Common Stock

               Voting, Dividend and Other Rights. Each outstanding share of common stock will entitle the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock will have no preemptive, subscription or conversion rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. Our Board of Directors will determine if and when distributions may be paid out of legally available funds to the holders. We have not declared any cash dividends during the past fiscal year with respect to the common stock. Our declaration of any cash dividends in the future will depend on our Board of Directors' determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. In addition, we were a party to a credit facility that prohibits the payment of dividends without the lender's prior consent.

               Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

               Majority Voting. The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholders action other than the election of directors. However, the Business Corporation Law of the State of New York provides that certain extraordinary matters, such as a merger or consolidation in which we are a constituent corporation, a sale or other disposition of all or substantially all of our assets, and our dissolution, require the vote of the holders of two-thirds of all outstanding voting shares. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

               Authority of Board of Directors to Create Series and Fix Rights. Under our certificate of incorporation, as amended, our Board of Directors can issue up to 1,000,000 shares of preferred stock from time to time in one or more series. The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, the Board of Directors has the authority to issue these shares of preferred stock without shareholder approval. As described below, our Board of Directors has authorized the issuance of up to 1,300 shares of Series B preferred stock.

               Series B Preferred Stock. We have designated 1,300 preferred shares as "Series B Preferred Stock" and issued 196 of such shares of which 16 are outstanding. The Series B preferred stock is entitled to receive dividends when, as and if dividends are declared by our Board of Directors on our common stock. Each holder of Series B preferred stock has the right, at the option of the holder, to convert each share of Series B preferred stock into 1,000 shares of common stock. We have the right to convert each share of Series B preferred stock into common stock at the same conversion ratio. The conversion price of shares of Series B preferred stock is subject to adjustment in the event of any reclassification, subdivision or combination of our outstanding common stock into a greater or smaller number of shares by a stock split, stock dividend or other similar event.

               In the event of a dissolution, liquidation or winding up of our company, the holders of Series B preferred stock are entitled to receive, prior and in preference to the holders of common stock, an amount equal to $1,000 per share. Thereafter, our remaining assets will be distributed ratably to the holders of common stock. The holders of shares of Series B preferred stock are entitled to that number of votes on all matters presented to shareholders equal to the number of shares of common stock then issuable upon conversion of such shares of preferred stock. Without the approval of the holders of at least a majority of the Series B preferred stock then outstanding voting separately as a class, we may not amend our Certificate of Incorporation in any way that adversely affects the rights and preferences of the holders of the Series B preferred stock as a class.

               Potential Dilution of Share Value; Preferences. Any additional issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock. Because our Board of Directors has the authority to fix the voting rights for any series of preferred stock, the holders of shares of a new series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where New York law does not require such class vote, or might be given a disproportionately large number of votes. The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

               Potential Frustration in Change of Control. Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company. Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control. Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control. Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions. The ability of the Board of Directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

Transfer Agent

               The registrar and transfer agent for our common stock is Registrar and Transfer Company.


                                  LEGAL MATTERS

               Pryor Cashman Sherman & Flynn LLP, New York, New York, will pass upon certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered by this prospectus. Pryor Cashman Sherman & Flynn LLP beneficially owns 60,000 shares of common stock. In addition, Eric M. Hellige, one of our directors and a member of Pryor Cashman Sherman & Flynn LLP, beneficially owns 77,500 shares of common stock.



                                     EXPERTS

               Our consolidated balance sheets as of November 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the three years ended November 30, 2000, 1999 and 1998 appearing in our Annual Report on Form 10-K for the year ended November 30, 2000, have been audited by Nussbaum Yates & Wolpow, P.C., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

         No dealer, sales representative, or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                                 ---------------


                                TABLE OF CONTENTS

                                                                Page

Where You Can Find More Information.......................
                                                                     1

Incorporation of Certain
   Documents by Reference ................................           1

About the Company.........................................           2

Risk Factors .............................................           3

Use of Proceeds ..........................................           13

Selling Shareholders .....................................           13

Plan of Distribution .....................................           14

Description of Securities to be
  Registered .............................................           18

Legal Matters ............................................           20

Experts ..................................................           20

                                1,771,000 Shares







                            eLEC COMMUNICATIONS CORP.







                                  Common Stock








                                 ---------------

                                   PROSPECTUS
                                 ---------------







                                 March 26, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   Other Expenses of Issuance and Distribution.

               Estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered are as follows:

                   Registration Fee.............................    $       284
                   Legal Fees and Expenses......................    $    10,000
                   Accounting Fees and Expenses.................    $     5,000
                   Miscellaneous................................    $     2,716
                                                                    -----------

                                                Total               $    18,000
                                                                    ===========


ITEM 15.   Indemnification of Directors and Officers

               Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

               Section 722 of the BCL provides that a corporation  may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a
"derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholders vote, agreement or otherwise.

               Article XII of the Registrant's by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL. Article XII of the Registrant's by-laws further provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

               Section 402(b) of the BCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the BCL; or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Sixth of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its shareholders for any breach of duty in such capacity except as provided in Section 402(b) of the BCL.

               Any amendment to or repeal of the Registrant's Certificate of Incorporation or by-laws shall not adversely affect any right or protection of a director or officer of the Registrant for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

               The Registrant maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the Registrant against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the Registrant against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

            Exhibit No.        Description
            -----------        -----------

            5                  Opinion of Pryor Cashman Sherman & Flynn LLP

            23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included as part of Exhibit 5.1)

            23.2               Consent of Nussbaum Yates & Wolpow, P.C.

            24 Powers of Attorney (included in the signature page of this Registration Statement)


Item 17.  Undertakings

               (a)           The undersigned Registrant hereby undertakes:

                                             (1) To file,  during  any period in
                              which offers or sales are being made, a post-effective amendment to this Registration
                              Statement:

                                             (i)  To  include   any   prospectus
                              required by Section 10(a)(3) of the Securities Act of 1933;

                                            (ii) To  reflect  in the  prospectus
                             any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                            (iii)  To   include   any   material
                             information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                             (2)  That,  for  the  purpose  of  determining  any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             (3) To  remove  from  registration  by  means  of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut on this 26th day of March, 2001.

                                              eLEC COMMUNICATIONS CORP.


                                              By: /s/ Paul H. Riss
                                                  --------------------------
                                                    Paul H. Riss
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

               Each person whose signature appears below hereby constitutes Joel Dupre, Eric M. Hellige and Paul H. Riss, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated:  March 26, 2001
                           -----------------------------------------------------
                            (Joel Dupre)
                             Chairman of the Board


Dated:  March 26, 2001
                           -----------------------------------------------------
                            (Paul H. Riss)
                             Chief Executive Officer, Chief Financial Officer and Director


Dated:  March 26, 2001
                           -----------------------------------------------------
                            (Eric M. Hellige)
                             Director


Dated:  March 26, 2001
                           -----------------------------------------------------
                            (Jonathan M. Berg)
                             Director